Rule 424(b)(3) and (c)
File No. 333-18491
PROSPECTUS SUPPLEMENT dated January 30, 1997
(to Prospectus dated January 9, 1997)






                    The ForeFront Group, Inc.


     This Prospectus Supplement amends and supplements the Prospectus dated January 9, 1997 of The ForeFront Group, Inc. (the "Company") included in the Company's Registration Statement (No. 333-18491) covering shares of the Company's Common Stock which may be offered and issued from time to time by the Selling Stockholders named in the Prospectus.

     The "Selling Stockholders" section of the Prospectus dated January 9, 1997 is hereby modified to reflect the distribution or other transfer of shares covered by the Prospectus made by Mazner Family Trust and WS Investment Company 92B to the beneficiaries of such trust or investment companies or other parties. The "Selling Stockholders" section contained in this Prospectus Supplement incorporates such modifications, and amends and restates in its entirety the "Selling Stockholders" section contained in the Prospectus.



     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       SELLING STOCKHOLDERS

     The following table sets forth the name of each Selling Stockholder, the number of shares of Common Stock (including the shares issuable upon exercise of Warrants) beneficially owned by each Selling Stockholder as of the date of this Prospectus, the number of shares of Common Stock being offered by each Selling Stockholder hereby, and the percentage of the Company's Common Stock to be beneficially owned by each Selling Stockholder after the offering (assuming that all shares subject to this Prospectus are sold). Common Stock ownership information is based solely upon reports furnished to the Company by the respective stockholders pursuant to the rules of the Commission.

     The shares of Common Stock offered hereby (the "Shares") include up to (i) 470,637 shares of Common Stock issued in connection with the acquisition by the Company of the assets of BookMaker, (ii) 125,000 shares of Common Stock issued in connection with the acquisition by the Company of the assets of Blue Squirrel, (iii) 103,215 shares of Common Stock issued upon conversion of shares of preferred stock of the Company issued in private placements prior to the Company's initial public offering and (iv) 4,971 shares issuable upon the exercise of Warrants to purchase Common Stock issued in connection with the private placement of debt or preferred stock by the Company prior to the Company's initial public offering.

     BookMaker received 447,637 shares of Common Stock (the "BookMaker Shares") in connection with the Company's acquisition of substantially all of the assets of BookMaker, of which a total of 224,099 have been placed in escrow (the "Escrow Shares") pending the successful completion of several post closing performance conditions and for pre-closing liabilities. BookMaker has placed the BookMaker Shares, except for the Escrow Shares, in trust for the benefit of its shareholders and will distribute the BookMaker Shares to its shareholders on a pro rata basis following such time as this Registration Statement is declared effective by the Commission. The Escrow Shares will continue to be held by Texas Commerce Bank NA as Escrow Agent until their distribution to the Selling Stockholders entitled to receive such Escrow Shares or their cancellation. As a result of such distribution, the persons listed below as shareholders of BookMaker are Selling Stockholders of up to the number of shares of Common Stock set forth opposite their respective names.

     Blue Squirrel received 125,000 shares of Common Stock (the "Blue Squirrel Shares") in connection with the Company's acquisition of substantially all of the assets of Blue Squirrel. Blue Squirrel distributed the Blue Squirrel Shares to its shareholders on a pro rata basis. As a result of such distribution, the persons listed below as shareholders of Blue Squirrel are Selling Stockholders of up to the number of shares of Common Stock set forth opposite their respective names.

     As part of the acquisitions of BookMaker and Blue Squirrel and pursuant to the terms of the Registration Rights Agreements, the Company agreed to use its best efforts to register the Common Stock issued or distributed to the Selling Stockholders in connection with the acquisition for offer or sale to the public, including the Warrant Shares which certain of the Selling Stockholders may acquire upon exercise of the Warrants. The registration of the Securities, however, does not necessarily mean that all or any of the Securities will be sold by the Selling Stockholders. The Shares offered represent all Shares owned by the respective Selling Stockholders or which may be owned upon their distribution from escrow.

                                Number of Shares        Shares         Beneficial          Percentage of
                               Beneficially Owned       Offered        Ownership        Beneficial Ownership
 Selling Stockholder           Prior to Offering(1)     Hereby     After Offering(2)      After Offering
 -------------------          ---------------------  -----------  ------------------   --------------------
 The Mazner Family Trust(3)           68,322           68,322              ---                 ---
 Tron Black(4)                        69,333           62,500            6,833                   *
 Chris Kirkpatrick(5)                 65,662           64,789              833                   *
 Louis B. Cushman                     53,571           53,571              ---                 ---
 Brent and Janet Van Alfen(6)         53,611           48,611            5,000                   *
 Hal Schectman(7)                     48,586           47,753              833                   *
 Mayfield Software Partners(3)        43,952           43,952              ---                 ---
 Kawasaki Family Trust(3)             34,919           34,919              ---                 ---
 David Helms(3)                       34,919           34,919              ---                 ---
 Michael Eagan(3)                     32,620           32,620              ---                 ---
 Terrance Morse(3)                    29,103           29,103              ---                 ---
 Desktop Solutions                    12,917(8)        23,000              ---                 ---
 A. W. Epley III(9)                   19,506           19,506              ---                 ---
 Lloyd Chambers(3)                    16,868           16,868              ---                 ---
 Walter Wilson(10)                     9,753            9,753              ---                 ---
 Frank Goldberg(11)                    9,753            9,753              ---                 ---
 Robert Carr(3)                        8,552            8,552              ---                 ---
 Erik Hansen(12)                       7,862            6,945              917                   *
 George Norr(13)                       7,861            6,944              917                   *
 John Meyer(3)                         7,263            7,263              ---                 ---
 Sheila S. Newar Family Trust(14)      5,851            5,851              ---                 ---
 John Robert Porter(15)                5,851            5,851              ---                 ---
 Bill Gallinger(16)                    6,013            5,346              666                   *
 WS Investment Company 93C(3)          5,234            5,234              ---                 ---
 WSGR Profit Sharing Trust
   FBO Steven E. Bochner(3)            3,492            3,492              ---                 ---
 Amelie Porter(17)                     3,901            3,901              ---                 ---
 Marilyn McMahon(3)                    3,564            3,564              ---                 ---
 Board of Trustees of the Leland
   Stanford Junior University(3)(21)   3,623            3,623              ---                 ---
 Stan Otani(18)                        2,946            2,613              333                   *
 WS Investment Company 94A(3)          1,324            1,324              ---                 ---
 Ken Getz(3)                             713              713              ---                 ---
 Jeremy Mazner(3)                        238              238              ---                 ---
 Timothy Dickenson(3)                    238              238              ---                 ---
 Beth Mazner(19)                       4,000            4,000              ---                 ---
 The Lauren Levine Trust(19)           2,000            2,000              ---                 ---
 Larry W. Sonsini(20)                  1,557            1,557              ---                 ---
 Harry B. Bremond(20)                    280              280              ---                 ---
 John B. Goodrich(20)                    714              714              ---                 ---
 Mario M. Rosati(20)                     765              765              ---                 ---
 Mark A. Bertelsen(20)                   637              637              ---                 ---
 Arthur F. Schneiderman(20)              525              525              ---                 ---
 Craig W. Johnson(20)                    918              918              ---                 ---
 Jeffrey D. Saper(20)                    637              637              ---                 ---
 Douglas M. Laurice(20)                  220              220              ---                 ---
 Charles Compton(20)                     382              382              ---                 ---
 Robert B. Jack(20)                      382              382              ---                 ---
 Henry Massey(20)                        638              638              ---                 ---
 Bradford C. O'Brien(20)                 398              398              ---                 ---
 Blair W. Stewart(20)                    204              204              ---                 ---
 Michael A. Ladra(20)                    387              387              ---                 ---
 Judith M. O'Brien(20)                   306              306              ---                 ---
 Bruce G. Vanyo(20)                      765              765              ---                 ---
 Francis S. Currie(20)                   596              596              ---                 ---
 Barry E. Taylor(20)                     638              638              ---                 ---
 Steven M. Schatz(20)                    663              663              ---                 ---
 Donald E. Bradley(20)                   459              459              ---                 ---
 Douglas H. Collom(20)                   362              362              ---                 ---
 James A. DiBoise(20)                    444              444              ---                 ---
 Robert P. Latta(20)                     444              444              ---                 ---
 Casey J. McGlynn(20)                    510              510              ---                 ---
 James A. Kurpius(20)                    253              253              ---                 ---
 Peter Labosky(20)                       250              250              ---                 ---
 Mark A. Medearis(20)                    393              393              ---                 ---
 Ann Yvonne Walker(20)                   235              235              ---                 ---
 Robert P. Feldman(20)                   413              413              ---                 ---
 Peter J. Courture(20)                   388              388              ---                 ---
 Debra S. Summers(20)                    331              331              ---                 ---
 Alan K. Austin(20)                      627              627              ---                 ---
 Denise M. Amantea(20)                   255              255              ---                 ---
 Steven E. Bochner(20)                   382              382              ---                 ---
 Terry T. Johnson(20)                    357              357              ---                 ---
 Allen L. Morgan(20)                     341              341              ---                 ---
 Ronald M. Roth(20)                      270              270              ---                 ---
 Tor R. Braham(20)                       357              357              ---                 ---
 Robert T. Clarkson(20)                  316              316              ---                 ---
 Thomas C. DeFilipps(20)                 270              270              ---                 ---
 Boris Feldman(20)                       382              382              ---                 ---
 Michael W. Hall(20)                     341              341              ---                 ---
 Dana D. Haviland(20)                    250              250              ---                 ---
 Mark G. Parnes(20)                      220              220              ---                 ---
 Harry K. Plant(20)                      280              280              ---                 ---
 John V. Roos(20)                        306              306              ---                 ---
 Ivan H. Humphreys(20)                   285              285              ---                 ---
 Marcia Kemp Sterling(20)                230              230              ---                 ---
 David Steuer(20)                        270              270              ---                 ---
 Elias J. Blawie(20)                     184              184              ---                 ---
 Richard J. Char(20)                     204              204              ---                 ---
 Peter P. Chen(20)                       189              189              ---                 ---
 Susan Aboucher Creighton(20)            204              204              ---                 ---
 Michael J. Danaher(20)                  184              184              ---                 ---
 John A. Fore(20)                        204              204              ---                 ---
 Jared L. Kopel(20)                      189              189              ---                 ---
 Timothy J. Sparks(20)                   199              199              ---                 ---
 Gary L. Reback(20)                      612              612              ---                 ---
 Herbert P. Fockler(20)                  168              168              ---                 ---
 Nina F. Locker(20)                      168              168              ---                 ---
 Tae Hea Nahm(20)                        168              168              ---                 ---
 Timothy T. Scott(20)                    168              168              ---                 ---
 Steve C. Durant(20)                     209              209              ---                 ---
 Cathryn S. Chinn(20)                     48               48              ---                 ---
 Samuel L. Wright, III(20)                49               49              ---                 ---
 Richard C. Degolia(20)                   48               48              ---                 ---
 Peter N. Detkin(20)                      49               49              ---                 ---
 Donna M. Petkanics(20)                   48               48              ---                 ---
 Stanley F. Pierson(20)                   49               49              ---                 ---
 Kenneth M. Siegel(20)                    48               48              ---                 ---
 Neil J. Wolff(20)                        49               49              ---                 ---
 Anthony J. Bakos(20)                     48               48              ---                 ---
 Laura A. Burdick(20)                     49               49              ---                 ---
 Sandra Chutorian(20)                     48               48              ---                 ---
 Timothy A. Covington(20)                 49               49              ---                 ---
 Elizabeth R. Flint(20)                   48               48              ---                 ---
 David R. Gerson(20)                      49               49              ---                 ---
 Page Maillaird(20)                       48               48              ---                 ---
 John T. Sheridan(20)                     49               49              ---                 ---
 David L. Van DeHey(20)                   48               48              ---                 ---
 Aileen L. Arrieta(20)                    49               49              ---                 ---
 David J. Berger(20)                      48               48              ---                 ---
 Mark E. Bonham(20)                       49               49              ---                 ---
 Joseph A. Kouri(20)                      48               48              ---                 ---
 Robert W. Luckinbill(20)                 49               49              ---                 ---
 Chistopher D. Mitchell(20)               48               48              ---                 ---
 David J. Segre(20)                       49               49              ---                 ---
 James N. Strawbridge(20)                 48               48              ---                 ---
 Mark B. Weeks(20)                        49               49              ---                 ---
 Howard S. Zeprun(20)                     49               49              ---                 ---

----------------
*Indicates less that 0.1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 18, 1996 are deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pusuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(2) Assumes that all of the Shares beneficially owned by each Selling Stockholder and registered under this Registration Statement are sold.

(3)   Previously a stockholder of BookMaker.

(4) Previously a stockholder of Blue Squirrel. Includes 6,833 shares which may be acquired by Mr. Black upon exercise of outstanding options.

(5) Previously a stockholder of BookMaker. Includes 833 shares which may be acquired by Mr. Kirkpatrick upon exercise of an option.

(6) Previously a stockholder of Blue Squirrel. Includes 5,000 shares which may be acquired by Mr. Van Alfen, individually, upon exercise of outstanding options.

(7) Previously a stockholder of BookMaker. Includes 833 shares which may be acquired by Mr. Schectman upon exercise of an option.

(8) Does not include 10,083 shares which Desktop Solutions may be entitled to receive as a result of certain consulting services in connection with the acquisition of BookMaker. These shares, in addition to the shares shown as beneficially owned by him in the table, are covered by this Prospectus.

(9) Includes 1,776 shares of Common Stock issuable upon the exercise of a warrant held by Mr. Epley.

(10) Includes 888 shares of Common Stock issuable upon the exercise of a warrant held by Mr. Wilson.

(11) Includes 888 shares of Common Stock issuable upon the exercise of a warrant held by Mr.Goldberg.

(12) Previously a stockholder of Blue Squirrel. Includes 917 shares which may be acquired by Mr. Hansen upon exercise of an option.

(13) Previously a stockholder of Blue Squirrel. Includes 917 shares which may be acquired by Mr. Norr upon exercise of an option.

(14) Includes 532 shares of Common Stock issuable upon the exercise of a warrant held by the Sheila S. Newar Family Trust UA January 29, 1990.

(15) Includes 532 shares of Common Stock issuable upon the exercise of a warrant held by Mr. Porter.

(16) Previously a stockholder of BookMaker. Includes 666 shares which may be acquired by Mr. Gallinger upon exercise of an option.

(17) Includes 355 shares of Common Stock issuable upon the exercise of a warrant held by Ms. Porter.

(18) Previously a stockholder of BookMaker. Includes 333 shares which may be acquired by Mr. Otani upon exercise of an option.

(19) Transferred from the Mazner Family Trust.

(20) Transferred from WS Investment Company 92B, which was previously a stockholder of BookMaker.

(21) Includes 950 shares transferred from Mike Eagan.